UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2010

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

Oregon	0-10997	93-0810577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5335 Meadows Road, Suite 201, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 684-0884

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Material Modification to Rights of Security Holders

                At a special meeting of shareholders held on January 20, 2010 (the “Special Meeting”), shareholders of West Coast Bancorp (the “Company”) approved an amendment (the “Amendment”) to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock to 250,000,000 (and, correspondingly, to increase the total number of authorized shares of all classes of stock from 60,000,000 to 260,000,000).

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

               The Amendment, a description of which is set forth in Item 3.03 and is incorporated herein by reference, is attached as Exhibit 3.1.

Item 8.01.     Other Events

                At the Special Meeting, the Company’s shareholders approved two proposals related to the Company’s previously announced $155 million private placements.  In addition to the Amendment, shareholders authorized the issuance of Company common stock in connection with the conversion of the Company’s Mandatorily Convertible Cumulative Participating Preferred Stock, Series A (“Series A Preferred Stock”) and Mandatorily Convertible Cumulative Participating Preferred Stock, Series B (“Series B Preferred Stock”) into Company common stock in accordance with the preferred stock’s terms.

                The press release announcing the results of the Special Meeting is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment to Restated Articles of Incorporation
99.1	Press Release dated January 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST BANCORP
Date: January 21, 2010	By:	/s/ Richard R. Rasmussen
	Name:	Richard R. Rasmussen
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to Restated Articles of Incorporation
99.1	Press Release dated January 20, 2010